Exhibit 99.1

United States Steel Corporation
Public Affairs
600 Grant Street
Pittsburgh, PA 15219-2800

News

Contacts:    Media
Courtney Boone
(412) 433-6791
Investors/Analysts                                             Dan Lesnak
(412) 433-1184
FOR IMMEDIATE RELEASE
UNITED STATES STEEL CORPORATION REPORTS
2015 SECOND QUARTER RESULTS

•	Net loss of $261 million, or $1.79 per diluted share;
Adjusted net loss of $115 million, or $0.79 per diluted share

•	Adjusted EBITDA of $20 million

•	Second quarter operating cash flow of $79 million; first half operating cash flow of $215 million

•	Total liquidity of $2.7 billion, including $1.2 billion of cash

•	Full-year 2015 adjusted EBITDA guidance of $700 - $900 million

PITTSBURGH, July 28, 2015 – United States Steel Corporation (NYSE: X) reported a second quarter 2015 net loss of $261 million, or $1.79 per diluted share, which included a $136 million, or $0.93 per diluted share, non-cash write-down of our retained interest in U. S. Steel Canada (USSC) and a net loss of $10 million, or $0.07 per diluted share, related to non-cash restructuring and other charges. This compared to a second quarter 2014 net loss of $18 million, or $0.12 per diluted share, and a first quarter 2015 net loss of $75 million, or $0.52 per diluted share.
For a description of the non-generally accepted accounting principles (non-GAAP) measures and a reconciliation to net earnings (loss) attributable to U. S. Steel and earnings (loss) before interest and income taxes (EBIT) see the Non-GAAP Financial Measures section.

Earnings Highlights

(Dollars in millions, except per share amounts)	2Q 2015	1Q 2015	2Q 2014
Net Sales	$2,900	$3,272	$4,400
Segment (loss) earnings before interest and income taxes (EBIT)
Flat-Rolled	$(64)	$(67)	$30
U. S. Steel Europe	20	37	38
Tubular	(66)	1	47
Other Businesses	6	8	17
Total Segment EBIT	$(104)	$(21)	$132
Postretirement benefit expense	(14)	(13)	(32)
Other items not allocated to segments	(274)	(153)	(65)
EBIT	$(392)	$(187)	$35
Net interest and other financial costs	55	62	64
Income tax benefit	(186)	(174)	(11)
Less: Net earnings attributable to the noncontrolling interests	—	—	—
Net loss attributable to United States Steel Corporation	$(261)	$(75)	$(18)
-Loss per basic share	$(1.79)	$(0.52)	$(0.12)
-Loss per diluted share	$(1.79)	$(0.52)	$(0.12)

Commenting on results, U. S. Steel President and Chief Executive Officer Mario Longhi said, “We've taken aggressive and decisive actions to address the extremely challenging conditions we continue to face in North America. Our Carnegie Way efforts, combined with short-term cost improvements, have helped to partially offset the continued depressed volumes and low prices in both the tubular and flat-rolled markets as well as the negative impact of tremendously high levels of imports. U.S. trade laws have been strengthened by the signing of the Trade Adjustment Assistance bill, which will improve the means by which domestic companies may seek relief from unfairly traded imports. We are also maintaining our customer focus and our flexibility to respond as market conditions change."
Segment loss before interest and income taxes was $104 million, or $27 per ton, for the second quarter of 2015 compared to segment loss before interest and income taxes of $21 million, or $5 per ton, in the first quarter of 2015 and segment earnings before interest and income taxes of $132 million, or $26 per ton, in the second quarter of 2014.
During the second quarter of 2015, management continued to assess the recoverability of our retained interest in USSC and as a result of this assessment, we recorded a $255 million non-cash, pre-tax charge to write-down our retained interest in USSC. Further information will be provided in our Form 10-Q.

For the second quarter 2015, we recorded a tax benefit of $186 million on our pre-tax loss of $447 million. The tax provision reflects a benefit for percentage depletion in excess of cost depletion for iron ore that we produce and consume or sell.
Despite the significantly challenging market conditions, we maintained positive operating cash flow of $215 million for the six months ended June 30, 2015. As of June 30, U. S. Steel had $1.2 billion of cash and $2.7 billion of total liquidity compared to cash and total liquidity of $1.4 billion and $3.1 billion, respectively, at December 31, 2014.
Segment Analysis
Second quarter results for our Flat-Rolled segment were comparable to the first quarter despite the adverse impact of significant and increasing volumes of unfairly traded sheet imports in addition to elevated import activity caused by the continued strength of the U.S. dollar, which have served to drastically depress both spot and contract prices in the second quarter. The earnings power of our Carnegie Way efforts, combined with our aggressive actions to reduce operating costs in alignment with our low utilization levels enabled us to offset the effect of lower average realized prices, which declined by more than $70 per ton in the second quarter.
    European segment results remained positive but decreased compared to the first quarter. Planned maintenance outages in the second quarter resulted in reduced shipments and higher repairs and maintenance costs. These negative effects were partially offset by a slight increase in averaged realized euro-based prices and a reduction in raw materials costs.
Second quarter results for our Tubular segment decreased significantly as compared to the first quarter primarily due to considerably lower shipments. Shipments continue to be adversely impacted by reduced drilling activity caused by low crude oil prices and the near record levels of tubular imports, much of which we believe are unfairly traded. The decrease in results is also attributable to operating inefficiencies as a result of reduced production levels.
2015 Outlook
We currently expect commercial conditions to improve in the second half of 2015 from the conditions we experienced in the first half, as supply chain inventories continue to rebalance, primarily in our flat-rolled markets. Based on increasing benefits from our Carnegie Way transformation and our aggressive efforts to reduce operating costs to align them with our utilization levels, we currently expect to be within our full-year adjusted EBIT of $115 million to $315 million, or full-year adjusted earnings before interest, income taxes, depreciation and amortization (EBITDA) of $700 million to $900 million, guidance range for 2015. While we continue to find additional short term cost reductions and generate additional Carnegie Way benefits, if the current pace of commercial improvement in our markets does not increase, we would expect to be near the low end of the range. Consistent with our Carnegie Way transformation process, we are focused on converting as much of the short term cost reductions as possible into permanent improvements in our cost structure.
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We present adjusted net earnings (loss), adjusted net earnings (loss) per diluted share, EBITDA and Adjusted EBITDA, which are non-GAAP measures, as additional measurements to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors.
A consolidated statement of operations (unaudited), consolidated cash flow statement (unaudited), condensed consolidated balance sheet (unaudited) and preliminary supplemental statistics (unaudited) for U. S. Steel are attached.
The company will conduct a conference call on second quarter earnings on Wednesday, July 29, at 8:30 a.m. Eastern Daylight. To listen to the webcast of the conference call, visit the U. S. Steel website, www.ussteel.com, and click on “Current Information” under the “Investors” section.
For more information on U. S. Steel, visit our website at www.ussteel.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains information that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, we have identified such forward-looking statements by using the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “target”, “forecast”, “aim,” “will” and similar expressions or by using future dates in connection with any discussion of, among other things, operating performance, trends, events or developments that we expect or anticipate will occur in the future, statements relating to volume growth, share of sales and earnings per share growth, and statements expressing general views about future operating results. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the Company’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. Management believes that these forward-looking statements are reasonable as of the time made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. Our Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our Company's historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to the risks and uncertainties described in “Item 1A. Risk Factors” and “Supplementary Data - Disclosures About Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2014, and those described from time to time in our future reports filed with the Securities and Exchange Commission.

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UNITED STATES STEEL CORPORATION
STATEMENT OF OPERATIONS (Unaudited)

	Quarter Ended			Six Months Ended
	June 30	March 31	June 30	June 30,
(Dollars in millions, except per share amounts)	2015	2015	2014	2015	2014
NET SALES	$2,900	$3,272	$4,400	$6,172	$8,848

OPERATING EXPENSES (INCOME):
Cost of sales (excludes items shown below)	2,792	3,066	4,097	5,858	8,135
Selling, general and administrative expenses	107	102	143	209	281
Depreciation, depletion and amortization	138	144	165	282	331
Earnings from investees	(17)	(6)	(57)	(23)	(53)
Loss on write-down of retained interest in USSC	255	—	—	255	—
Restructuring and other charges	19	153	18	172	18
Net gain on disposal of assets	(1)	—	(1)	(1)	(21)
Other income, net	(1)	—	—	(1)	—

Total operating expenses	3,292	3,459	4,365	6,751	8,691

(LOSS) EARNINGS BEFORE INTEREST AND INCOME TAXES (EBIT)	(392)	(187)	35	(579)	157
Net interest and other financial costs	55	62	64	117	133

(LOSS) EARNINGS BEFORE INCOME TAXES	(447)	(249)	(29)	(696)	24
Income tax benefit	(186)	(174)	(11)	(360)	(10)

Net (loss) earnings	(261)	(75)	(18)	(336)	34
Less: Net earnings attributable to the
noncontrolling interests	—	—	—	—	—
NET (LOSS) EARNINGS ATTRIBUTABLE TO
UNITED STATES STEEL CORPORATION	$(261)	$(75)	$(18)	$(336)	$34

COMMON STOCK DATA:

Net (loss) earnings per share attributable to
United States Steel Corporation stockholders:
Basic	$(1.79)	$(0.52)	$(0.12)	$(2.31)	$0.23
Diluted	$(1.79)	$(0.52)	$(0.12)	$(2.31)	$0.23

Weighted average shares, in thousands
Basic	145,962	145,733	144,884	145,848	144,821
Diluted	145,962	145,733	144,884	145,848	146,144

Dividends paid per common share	$0.05	$0.05	$0.05	$0.10	$0.10

UNITED STATES STEEL CORPORATION
CASH FLOW STATEMENT (Unaudited)

	Six Months Ended
	June 30,
(Dollars in millions)	2015	2014
Cash provided by (used in) operating activities:
Net (loss) earnings	$(336)	$34
Depreciation, depletion and amortization	282	331
Loss on write-down of retained interest in USSC	255	—
Restructuring and other charges	172	18
Pensions and other postretirement benefits	(24)	(59)
Deferred income taxes	(345)	16
Net gain on disposal of assets	(1)	(21)
Working capital changes	226	833
Income taxes receivable/payable	18	153
Other operating activities	(32)	48
Total	215	1,353

Cash (used in) provided by investing activities:
Capital expenditures	(276)	(186)
Acquisitions	(25)	—
Disposal of assets	1	26
Other investing activities	5	13
Total	(295)	(147)

Cash (used in) provided by financing activities:
Repayment of long-term debt	(18)	(322)
Receipts from exercise of stock options	1	1
Dividends paid	(15)	(15)
Total	(32)	(336)

Effect of exchange rate changes on cash	(32)	(3)

Net (decrease) increase in cash and cash equivalents	(144)	867
Cash and cash equivalents at beginning of the year	1,354	604

Cash and cash equivalents at end of the period	$1,210	$1,471

UNITED STATES STEEL CORPORATION
CONDENSED BALANCE SHEET (Unaudited)

	June 30	Dec. 31
(Dollars in millions)	2015	2014
Cash and cash equivalents	$1,210	$1,354
Receivables, net	1,497	1,942
Inventories	2,330	2,496
Other current assets	399	639
Total current assets	5,436	6,431
Property, plant and equipment, net	4,431	4,574
Investments and long-term receivables, net	672	939
Intangible assets, net	200	204
Other assets	474	166

Total assets	$11,213	$12,314

Accounts payable	$1,811	$2,001
Payroll and benefits payable	879	1,003
Short-term debt and current maturities of long-term debt	362	378
Other current liabilities	190	187
Total current liabilities	3,242	3,569
Long-term debt, less unamortized discount	3,124	3,120
Employee benefits	952	1,117
Other long-term liabilities	414	708
United States Steel Corporation stockholders' equity	3,480	3,799
Noncontrolling interests	1	1

Total liabilities and stockholders' equity	$11,213	$12,314

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

We present EBITDA, adjusted EBITDA, adjusted net earnings (loss) and adjusted net earnings (loss) per diluted share, which are non-GAAP measures, as an additional measurement to enhance the understanding of our operating performance and facilitate a comparison with that of our competitors. EBITDA is defined as earnings (loss) before interest, income taxes, depreciation and amortization. Adjusted EBITDA and adjusted net earnings (loss) are not, however, intended as alternative measures of operating results or cash flow from operations as determined in accordance with GAAP and are not necessarily comparable to similarly titled measures used by other companies.

RECONCILIATION OF ADJUSTED EBITDA

	Quarter Ended
	June 30	March 31	June 30
(Dollars in millions)	2015	2015	2014
Reconciliation to (loss) earnings before interest and income taxes (EBIT)
Adjusted EBITDA	$20	$110	$265
Loss on write-down of retained interest in USSC	(255)	—	—
Loss on shutdown of coke production facilities	—	(153)	—
Restructuring and other charges (a)	(19)	—	—
Impairment of carbon alloy facilities	—	—	—
Write-off of pre-engineering costs	—	—	—
Gain on sale of real estate assets	—	—	—
Litigation reserves	—	—	(70)
Loss on assets held for sale	—	—	(14)
Curtailment gain	—	—	19
EBITDA	(254)	(43)	200
Depreciation, depletion and amortization expense	(138)	(144)	(165)
EBIT, as reported	$(392)	$(187)	$35
(a) Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

UNITED STATES STEEL CORPORATION
NON-GAAP FINANCIAL MEASURES (Unaudited)

RECONCILIATION OF ADJUSTED NET LOSS

	Quarter Ended
	June 30	March 31	June 30
(Dollars in millions, except per share amounts)	2015	2015	2014
Reconciliation to net loss attributable to United States Steel Corporation
Adjusted net (loss) earnings attributable to United States Steel Corporation	$(115)	$(10)	$25
Loss on write-down of retained interest in USSC	(136)	—	—
Loss on shutdown of coke production facilities	—	(65)	—
Restructuring and other charges (a)	(10)	—	—
Litigation reserves	—	—	(46)
Loss on assets held for sale	—	—	(9)
Curtailment gain	—	—	12
Total Adjustments	(146)	(65)	(43)
Net loss attributable to United States Steel Corporation, as reported	$(261)	$(75)	$(18)

Reconciliation to diluted net loss per share
Adjusted diluted net (loss) earnings per share	$(0.79)	$(0.07)	$0.17
Loss on write-down of retained interest in USSC	(0.93)	—	—
Loss on shutdown of coke production facilities	—	(0.45)	—
Restructuring and other charges (a)	(0.07)	—	—
Litigation reserves	—	—	(0.31)
Loss on assets held for sale	—	—	(0.06)
Curtailment gain	—	—	0.08
Total adjustments	(1.00)	(0.45)	(0.29)
Diluted net loss per share, as reported	$(1.79)	$(0.52)	$(0.12)
(a) Consists primarily of employee related costs, including costs for severance, supplemental unemployment benefits and continuation of health care benefits.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Six Months Ended
	June 30	March 31	June 30	June 30,
(Dollars in millions)	2015	2015	2014	2015		2014
SEGMENT EARNINGS (LOSS) BEFORE INTEREST AND INCOME TAXES (EBIT)
Flat-Rolled	$(64)	$(67)	$30	$(131)		$115
U. S. Steel Europe	20	37	38	57		70
Tubular	(66)	1	47	(65)		71
Other Businesses	6	8	17	14		30

Total Segment EBIT	(104)	(21)	132	(125)		286
Postretirement benefit expense	(14)	(13)	(32)	(27)		(64)
Other items not allocated to segments:
Loss on write-down of retained interest in USSC	(255)	—	—	(255)		—
Loss on shutdown of coke production facilities	—	(153)	—	(153)		—
Restructuring and other charges	(19)	—	—	(19)		—
Litigation reserves	—	—	(70)	—		(70)
Loss on assets held for sale	—	—	(14)	—		(14)
Curtailment gain	—	—	19	—		19

EBIT	$(392)	$(187)	$35	$(579)		$157

CAPITAL EXPENDITURES
Flat-Rolled	$56	$132	$47	$188		$102
U. S. Steel Europe	24	21	17	45		35
Tubular	24	16	31	40		47
Other Businesses	—	3	1	3		2

Total	$104	$172	$96	$276	(a)	$186	(a)
(a) Excludes the (decrease) increase in accrued capital expenditures of $(18) million and $4 million for the six months ended June 30, 2015, and 2014, respectively.

UNITED STATES STEEL CORPORATION
PRELIMINARY SUPPLEMENTAL STATISTICS (Unaudited)

	Quarter Ended			Six Months Ended
	June 30	March 31	June 30	June 30,
	2015	2015	2014	2015	2014
OPERATING STATISTICS
Average realized price: (a)
Flat-Rolled ($/net ton)	695	768	774	731	767
Flat-Rolled U.S. Facilities ($/net ton) (b)	695	768	788	731	781
U. S. Steel Europe ($/net ton)	533	530	691	532	700
U. S. Steel Europe (euro/net ton)	483	471	504	476	511
Tubular ($/net ton)	1,651	1,637	1,479	1,641	1,479
Steel Shipments: (a) (c)
Flat-Rolled	2,712	2,617	3,527	5,329	7,201
Flat-Rolled U.S. Facilities (b)	2,712	2,617	3,006	5,329	6,121
U. S. Steel Europe	1,091	1,264	1,053	2,355	2,084
Tubular	92	220	449	312	868
Total Steel Shipments	3,895	4,101	5,029	7,996	10,153

Intersegment Shipments: (c)
Flat-Rolled to Tubular	96	149	457	245	892
U. S. Steel Europe to Flat-Rolled	—	—	75	—	75
Raw Steel Production: (c)
Flat-Rolled	2,808	2,868	4,132	5,676	8,623
Flat-Rolled U.S. Facilities (b)	2,808	2,868	3,528	5,676	7,421
U. S. Steel Europe	1,200	1,283	1,223	2,483	2,364
Raw Steel Capability Utilization: (d)
Flat-Rolled	58%	60%	75%	59%	79%
Flat-Rolled U.S. Facilities (e)	58%	60%	73%	59%	77%
U. S. Steel Europe	96%	104%	98%	100%	95%
(a) Excludes intersegment shipments.
(b) Excludes U. S. Steel Canada for all periods presented.
(c) Thousands of net tons.
(d) Based on annual raw steel production capability of 19.4 million net tons for Flat-Rolled and 5.0 million net tons for
U. S. Steel Europe. Prior to the CCAA filing and deconsolidation of U. S. Steel Canada, on September 16, 2014 annual raw steel production capability for Flat-Rolled was 22.0 million net tons.
(e) AISI capability utilization rates include our U.S. facilities (Gary Works, Great Lakes Works, Mon Valley Works, Granite City Works and Fairfield Works).